UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2008

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2008, TLC Vision (USA) Corporation, along with its parent, TLC Vision Corporation (the "Company"), entered into Amendment No. 1 (the "Amendment") to the Amended and Restated Credit Agreement, dated as of June, 2007 (the "Amended and Restated Credit Agreement"), among TLC Vision (USA) Corporation, as borrower; TLC Vision Corporation, as guarantor; CIT Capital Securities LLC as sole lead arranger and sole bookrunner; CIT Healthcare LLC, as collateral agent and administrative agent; and the other financial institutions party thereto, as lenders and issuing banks.

The Amendment amends the Amended and Restated Credit Agreement by, among other things:

• loosening the Total Leverage Ratio and Fixed Charge Coverage Ratio financial covenants and amending certain components thereof
• providing administrative flexibility to facilitate borrowings and the release of collateral
• amending the definition of Applicable Margin to be 4.00% for Base Rate Advances and 5.00% for Eurodollar Rate Advances

The foregoing description of the Amendment, including capitalized terms, is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be attached as an Exhibit to the Company’s Form 10-K to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2007 and incorporated herein by reference, and the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit (b) to the Company’s Form SC TO-I/A filed with the Securities and Exchange Commission on June 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

March 3, 2008	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel